EXHIBIT 4.5


                          AMENDMENT NO. 4

                                TO

        REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


          THIS AMENDMENT NO. 4 ("Amendment No. 4") is entered into as of October 31, 1994, by and among GRANITEVILLE COMPANY ("Graniteville"), a corporation organized under the laws of the State of South Carolina, C.H. PATRICK & CO., INC. ("Patrick"), a corporation organized under the laws of the State of South Carolina (Graniteville and Patrick each a "Borrower" and, jointly and severally, the "Borrowers"), the undersigned financial institutions (jointly and severally, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), a corporation organized under the laws of the State of New York, as agent for the Lenders (CIT in such capacity, the "Agent").

                            BACKGROUND

          Borrowers, Lenders and Agent are parties to a Revolving Credit, Term Loan and Security Agreement dated as of April 23, 1993 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provided Borrowers with certain financial accommodations.

          Borrowers have requested that Lenders (a) establish the Maximum Revolving Advance Amount at $112,000,000 until April 2, 1995, at $107,000,000 from April 2, 1995 through December 31, 1995, and at $100,000,000 thereafter,
(b) amend the interest coverage covenant, (c) waive the breach by Borrowers of Section 7.6 of the Loan Agreement due to their making capital expenditures in excess of the permitted amount of $16,667,000 during the fiscal year ending January 1, 1995 and (d) permit Graniteville to sell approximately $1,000,000 in timber in the fiscal year ending December 31, 1995. Lenders are willing to do so on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 6 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1.2 of the Loan Agreement is hereby amended as follows:

               (i) the following defined terms are inserted in the appropriate alphabetical order:

               "Amendment No. 4" shall mean Amendment No. 4 to this Revolving Credit, Term Loan and Security Agreement.

               (ii) the following defined terms are hereby amended in their entirety to provide as follows:

               "Graniteville Sublimit" shall mean (i) $112,000,000 through April 1, 1995, (ii) $107,000,000 during the period April 2, 1995 through December 31, 1995, and (iii) $100,000,000 at all other times, less at all times the outstanding amount of Revolving Advances made to Patrick.

               "Maximum Loan Amount" shall mean (i) $192,000,000 through April 1, 1995 less repayments of the Term Loan, (ii) $187,000,000 during the period April 2, 1995 through December 31, 1995 less repayments of the Term Loan, and
               (iii) $180,000,000 at all other times less repayments of the Term Loan.

               "Maximum Revolving Advance Amount" shall mean (i)
               $112,000,000 through April 1, 1995, (ii) $107,000,000
               during the period April 2, 1995 through December 31, 1995, and (iii) $100,000,000 at all other times.

          (b) Section 6.9 of the Loan Agreement is hereby amended in its entirety to provide as follows:

          6.9 Interest Coverage. Cause for the fiscal period set forth below the ratio of (i) Earnings Before Interest and Income Taxes plus depreciation and amortization to (ii) aggregate interest expense of Borrowers on a Consolidated Basis to be greater than the ratio set forth opposite such fiscal period:

          Fiscal Period                      Interest Coverage
                                                  Ratio

   September 27, 1993 - October 2, 1994          2.60 to 1.00
   January 3, 1994 - January 1, 1995             2.60 to 1.00
   April 4, 1994 - April 2, 1995                 2.60 to 1.00
   July 4, 1994 - July 2, 1995                   2.60 to 1.00
   October 3, 1994 - October 1, 1995             2.60 to 1.00
   January 2, 1995 - December 31, 1995           3.00 to 1.00
   April 3, 1995 - March 31, 1996                4.00 to 1.00
   July 3, 1995 - June 30, 1996                  4.00 to 1.00
   October 2, 1995 - September 29, 1996          4.00 to 1.00
   January 1, 1996 - December 29, 1996           4.50 to 1.00
   April 1, 1996 - March 30, 1997                4.50 to 1.00
   July 1, 1996 - June 29, 1997                  4.50 to 1.00
   September 30, 1996 - September 28, 1997       4.50 to 1.00
   December 30, 1996 - December 28, 1997         5.00 to 1.00
   March 31, 1997 - March 29, 1998               5.00 to 1.00

   3. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 6 below, Lenders hereby waive the breach by Borrowers of Section 7.6 of the Loan Agreement for the fiscal year of Borrowers ending January 1, 1995, provided that the maximum amount of capital expenditures for such fiscal year does not exceed an aggregate amount of $23,000,000 excluding the investments by Patrick in Taysung as permitted in accordance with Amendment No. 3.

   4. Consent. Subject to the receipt by Agent of the proceeds from the sale of timber on unimproved properties of Graniteville, such proceeds to be applied to outstanding Revolving Advances and to be received within five (5) Business Days of receipt of proceeds, Lenders consent to the sale by Graniteville up to 1200 acres of timber having an aggregate value of approximately $1,000,000 from designated areas of its unimproved properties during the fiscal year of Borrowers ending on December 31, 1995.

   5. Lender Acknowledgement. By its execution below, each Lender hereby acknowledges its Commitment Percentage shall be applicable to the increase in the Maximum Loan Amount and Maximum Revolving Advance Amount as set forth in Section 2(a) of this Amendment No. 4.

   6. Conditions of Effectiveness. (a) This Amendment No. 4 shall become effective upon satisfaction of the following conditions precedent: Agent shall have received ten (10) copies of this Amendment No. 4 executed by Lenders and Borrowers and consented and agreed to by Guarantors.

   7. Representations and Warranties. Borrowers hereby represent and warrant as follows:

        (a) This Amendment No. 4 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

        (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 4.

        (c) Borrowers have no defense, counterclaim or offset with respect to the Obligations.

   8.   Effect on the Loan Agreement.

   (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

   (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

   (c)  The execution, delivery and effectiveness of this Amendment
No. 4 shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

   9. Governing Law. This Amendment No. 4 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

   10. Headings. Section headings in this Amendment No. 4 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 for any other purpose.

   11. Counterparts. This Amendment No. 4 may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

   IN WITNESS WHEREOF, this Amendment No. 4 has been duly executed as of the day and year first written above.

                            GRANITEVILLE COMPANY

                            By:  JOHN L. BARNES
                            Its: Executive Vice President


                            C.H. PATRICK & CO., INC.

                            By:  JOHN L. BARNES
                            Its:  Vice President


                            THE CIT GROUP/COMMERCIAL SERVICES, INC., as Lender and as Agent

                            By:  KENNETH WENDLER
                            Its: Assistant Vice President


                            BOT FINANCIAL CORP.

                            By:  DANIEL J. LANDERS
                            Its: Vice President


                            THE BANK OF NEW YORK
                            COMMERCIAL CORPORATION

                            By:  DANIEL MURRAY
                            Its: Vice President


                            FIRST UNION NATIONAL BANK OF
                            GEORGIA

                            By:  H.H. VINING
                            Its: Vice President


                            NATIONAL CANADA FINANCE CORP.

                            By:  JOHN SCOTT COLLINS
                            Its:  Vice President

                            NATIONAL WESTMINSTER BANK USA

                            By:  DAVID J. MARIONE
                            Its: Vice President

                            SANWA BUSINESS CREDIT CORP.

                            By:  PETER SKAVLA
                            Its: Vice President

CONSENTED AND AGREED TO:

TRIARC COMPANIES, INC.

By:  JOSEPH A. LEVATO
Its: Executive Vice President


GS HOLDINGS, INC.

By:  JOSEPH A. LEVATO
Its: Executive Vice President


GRANITEVILLE INTERNATIONAL
SALES, INC.

By:  JOHN L. BARNES
Its: Vice President